UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2019 (June 3, 2019)

SMG INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54391	51-0662991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

710 N. Post Oak Road, Suite 400
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(713-821-3153)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 3, 2019 we entered into an Agreement and Plan of Share Exchange dated as of such date (the “Exchange Agreement”) with Trinity Services LLC, a Louisiana limited liability company (“Trinity”) and the sole member of Trinity (the “Trinity Member”). We expect to complete the closing of the acquisition of Trinity on or before June 21, 2019 (“Closing Date”). On the Closing Date, pursuant to the Exchange Agreement, we will acquire one hundred percent (100%) of the issued and outstanding membership interests of Trinity (“Trinity Membership Interests”) from the Trinity Member pursuant to which Trinity will become our wholly owned subsidiary (“Acquisition”). In accordance with the terms of the Exchange Agreement, and in connection with the completion of the Acquisition, on the Closing Date we will: (i) issue 2,000 shares of our 3% Series A Secured Convertible Preferred Stock (“Preferred Stock”), stated value $1,000 per share, (ii) pay $500,000 in cash to the Trinity Member, and (iii) assume approximately $850,000 in notes related to equipment owned by Trinity (“Purchase Price”).

The Purchase Price will be increased, or decreased, as the case may be, on a dollar for dollar basis by an amount equal to the amount, if any, by which the Net Working Capital reflected on the Trinity balance sheet dated as of the Closing Date (“Closing Balance Sheet”) is less than the Net Working Capital, defined below, calculation of Four Hundred Forty One Thousand Twenty Two dollars ($441,022 plus unknown cash balance) as of April 18, 2019 (“Purchase Price Adjustment”). For purposes hereof “Net Working Capital” shall be defined as: cash plus accounts receivable, less accounts payable and accrued expenses. Any such adjustment shall be determined on the date that is sixty (60) days after the Closing Date (“Closing Adjustment Date”). If the Purchase Price Adjustment results in an increase in the Net Working Capital, then the Company shall pay the Purchase Price Adjustment amount, in cash, to the Trinity Member within five business days of the Closing Adjustment Date (“Purchase Price Adjustment Payment Date”). If the Purchase Price Adjustment results in a decrease in the Net Working Capital then the Trinity Member shall pay the Purchase Price Adjustment, in cash, to the Company on or prior to the Purchase Price Adjustment Payment Date. In the event that the Trinity Member is required to make a Purchase Price Adjustment payment to the Company, and such payment is not made on or before the Purchase Price Adjustment Payment Date, then the Company may, in its sole discretion, cancel and redeem such number of shares of Preferred Stock held by the Trinity Member, or its assigns, with a stated value equal to the Purchase Price Adjustment amount.

The Preferred Stock is convertible at $0.50 per share at any time after the issuance thereof and is secured by all of the unencumbered assets of Trinity. All outstanding shares of Preferred Stock shall automatically convert into shares of the Company’s common stock upon the earlier to occur of: (i) twelve months after the date of issuance of the Preferred Stock; or (ii) six months after the date of issuance of the Preferred Stock, provided that (a) all shares of the Company’s common stock issued upon conversion of the Preferred Stock may be sold under Rule 144 or pursuant to an effective registration statement without a restriction on resale, and (b) the average closing price of the Company’s common stock has been at least of $0.60 per share during the twenty (20) trading days prior to the date of conversion.

Additionally, in connection with the execution of the Exchange Agreement, Trinity entered into a $1,000,000 loan and security agreement with Newton Dorsett as a line of credit against the Trinity accounts receivable. Pursuant to the terms of the loan and security agreement, Newton Dorsett will lend Trinity up to the lesser of: (i) $1,000,000, or (ii) 90% of eligible accounts receivable of Trinity. Trinity shall pay interest on a monthly basis to Newton Dorsett at a rate of 9% per annum.

All of the shares of Preferred Stock, and the shares of the Company’s Common Stock underlying the Preferred Stock, issued in connection with the Acquisition are restricted securities, as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Such shares were issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder.

The summary of the Exchange Agreement and Loan and Security Agreement set forth above do not purport to be a complete statement of the terms of such documents. The summary is qualified in its entirety by reference to the full text of the document, copies of which are being filed with this Current Report on Form 8-K as Exhibits 2.1, 10.6 and 10.7, and is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The shares of our Preferred Stock issued in connection with the Purchase Agreement were issued in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Our reliance on Section 4(a)(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only a single offeree; (c) there were no subsequent or contemporaneous public offerings of the securities by us; and (d) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 7.01	REGULATION FD DISCLOSURE

SMG Industries Inc. (the “Registrant”) issued a press release on June 6, 2019, pursuant to which it disclosed its entry into a definitive agreement to acquire all of the membership interests of Trinity Services LLC. A copy of the press release is attached hereto as Exhibit 99.1 and will be made available in the “Investor Relations” section on the Registrant's website, at http://www.smgindustries.com.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished in this report shall not be deemed to constitute an admission that such information is required to be furnished pursuant to Regulation FD or that such information or exhibits contains material information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired. SMG Industries Inc. intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information. SMG Industries Inc. intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(c)	Not Applicable.

(d)	Exhibit 2.1 Agreement and Plan of Share Exchange dated June 3, 2019 by and between SMG Industries Inc., Newton Dorsett and Trinity Services LLC

Exhibit 3.5 Certificate of Designation of Preferences, Rights and Limitations of 3% Series A Secured Convertible Preferred Stock dated June 4, 2019

Exhibit 10.6 Loan and Security Agreement entered into by and between Trinity Services LLC and Newton Dorsett dated June 3, 2019

Exhibit 10.7 Line of Credit – Promissory Note in the amount of up to $1,000,000 issued by Trinity Services to Newton Dorsett dated June 3, 2019

Exhibit 99.1 Press release dated June 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2019	SMG Industries Inc.

	By:	/s/ Matthew Flemming
	Name:	Matthew Flemming
	Title:	Chief Executive Officer and President